MASTR Asset Securitization Trust Series 2003-7 (gp4)

Whole Loan 30YR Fixed-Rate

Deal Size	$200mm approx.
GWAC	5.92% +/-10bps
WAM	358 +/- 2 months
California	50.0% max
Cash Out	25% approx.
WA FICO	730 approx.
WA LTV	68.0% approx.
AAA Ratings	2 of 3 (S&P, Moodys. Fitch)
Estimated Subordination Level	3.00% approx.
Pricing Speed	325% PSA
Settlement Date	07/30/03
Depositor	Mortgage Asset Securitization Transactions, Inc.
Master Servicer/Bond Administrator	Wells Fargo Bank Minnesota, NA

All numbers approximate.

All tranches subject to 10% size variance.

5 % Cleanup Call

The information herein has been provided solely by UBS Warburg LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Warburg LLC.